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                                                                    EXHIBIT 10.3

                        BURNHAM PACIFIC PROPERTIES, INC.

                            MANAGEMENT SEVERANCE PLAN


       1. PURPOSE. Burnham Pacific Properties, Inc. (the "Corporation") considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel. The Board of Directors of the Corporation (the "Board") recognizes, however, that, as is the case with many publicly held corporations, the possibility of a Change in Control (as defined in Section 2 hereof) exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Corporation and its stockholders. Therefore, the Board has determined that the Burnham Pacific Properties, Inc. Management Severance Plan (the "Plan") should be adopted to reinforce and encourage the continued attention and dedication of the individuals listed on SCHEDULE A hereto, as such Schedule may be amended from time to time by the Chief Executive Officer of the Corporation (each, a "Covered Individual;" collectively, the "Covered Individuals"), to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control. Nothing in this Plan shall be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Covered Individual and the Corporation or any of its subsidiaries or affiliates (together with the Corporation, the "Employers"), the Covered Individual shall not have any right to be retained in the employ of the Employers.

       2. CHANGE IN CONTROL. For purposes of this Plan, a "Change in Control" shall mean the occurrence of any one of the following events:

              (a) any "PERSON," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act") (other than the Corporation, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Corporation or any of its subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing thirty percent (30%) or more of either (A) the combined voting power of the Corporation's then outstanding securities having the right to vote in an election of the Corporation's Board of Directors ("Voting Securities") or (B) the then outstanding shares of the Corporation's no par common stock ("Common Stock") (in either case other than as a result of an acquisition of securities directly from the Corporation); or

              (b) persons who, as of June 19, 1999, constitute the Corporation's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Corporation subsequent to June 19, 1999 shall be considered an Incumbent Director if such person's election was approved by or such person was nominated for election by a


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       vote of at least a majority of the Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a PERSON other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

              (c) the stockholders of the Corporation shall approve (A) any consolidation or merger of the Corporation where the stockholders of the Corporation, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate fifty percent (50%) or more of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any),
       (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Corporation or (C) any plan or proposal for the liquidation or dissolution of the Corporation.

       Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (a) solely as the result of an acquisition of securities by the Corporation which, by reducing the number of shares of Common Stock or other Voting Securities outstanding, increases the proportionate number of shares beneficially owned by any person to thirty percent (30%) or more of the combined voting power of all then outstanding Voting Securities; PROVIDED, HOWEVER, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Corporation), then a "CHANGE OF CONTROL" shall be deemed to have occurred for purposes of the foregoing clause (a).

       3. TERMINATING EVENT. A "Terminating Event" shall mean the termination of employment of a Covered Individual or, with respect to a Covered Individual who is providing services to the Employers, as an independent contractor or in some other capacity (a "Contract Employee"), the termination of the Covered Individual's contractual relationship with the Employers, in connection with any of the events provided in this Section 3 occurring within twenty-four (24) months following a Change in Control:

              (a) termination by the Employers of the employment of the Covered Individual or, with respect to a Contract Employee, termination by the Employers of the contractual relationship in effect with respect to the Contract Employee, with the Employers for any reason other than for Cause or the death or disability (as determined under the Employers' then existing long-term disability coverage) of such Covered Individual. "Cause" shall mean, and shall be limited to, the occurrence of any one or more of the following events:


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                     (i)    a willful act of dishonesty by the Covered
              Individual with respect to any matter involving any of the Employers; or

                     (ii) conviction of the Covered Individual of a crime involving moral turpitude; or

                     (iii) the deliberate or willful failure by the Covered Individual (other than by reason of the Covered Individual's physical or mental illness, incapacity or disability) to substantially perform the Covered Individual's duties with the Employers and the continuation of such failure for a period of 30 days after delivery by the Employers to the Covered Individual of written notice specifying the scope and nature of such failure and their intention to terminate the Covered Individual for Cause.

              A Terminating Event shall not be deemed to have occurred pursuant to this Section 3(a) solely as a result of the Covered Individual being an employee of, or a Contract Employee with, any direct or indirect successor to the business or assets of any of the Employers, rather than continuing as an employee of, or Contract Employee with, the Employers following a Change in Control. For purposes of clauses (i) and (iii) of this Section 3(a), no act, or failure to act, on the Covered Individual's part shall be deemed "willful" unless done, or omitted to be done, by the Covered Individual without reasonable belief that the Covered Individual's act, or failure to act, was in the best interest of the Employers; or

              (b) termination by the Covered Individual of the Covered Individual's employment or, with respect to a Contract Employee, the termination of the contractual relationship in effect with respect to the Contract Employee, with the Employers for Good Reason. "Good Reason" shall mean the occurrence of any of the following events:

                     (i) a material diminution in the nature or scope of the Covered Individual's responsibilities, authorities, title, powers, functions, or duties from the responsibilities, authorities, powers, functions, or duties exercised by the Covered Individual immediately prior to the Change in Control; or

                     (ii) a change in the reporting relationship of the Covered Individual such that the Covered Individual is required to report to a person below the level of the person to whom the Covered Individual reported immediately prior to the Change in Control;

                     (iii) a reduction in the Covered Individual's annual base salary or commission schedule as in effect on June 19, 1999 or as the same may be increased from time to time; or


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                     (iv)   the relocation of the Employers' offices at which
              the Covered Individual is principally employed immediately prior to the date of a Change in Control to a location more than fifty
              (50) miles from such offices, or the requirement by the Employers for the Covered Individual to be based anywhere other than the Employers' offices at such location, except for required travel on the Employers' business to an extent substantially consistent with the Covered Individual's business travel obligations immediately prior to the Change in Control; or

                     (v) the failure by the Employers to obtain an effective agreement from any successor to assume and agree to perform this Agreement.

       4. SPECIAL TERMINATION BENEFITS. In the event a Terminating Event occurs within twenty-four (24) months after a Change in Control with respect to a Covered Individual,

              (a) the Employers shall pay to the Covered Individual an amount equal to the sum of the following:

                     (i) one (1) times the amount of the current annual base salary of the Covered Individual, determined prior to any reductions for pre-tax contributions to a cash or deferred arrangement or a cafeteria plan; and

                     (ii) one (1) times the amount of the average annual bonus earned by the Covered Individual with respect to the three (3) calendar years ending immediately prior to the Change in Control.

       Said amount shall be paid in one lump sum payment no later than thirty-one (31) days following the Date of Termination (as such term is defined in Section 7(b)); and

              (b) if the Covered Individual is an employee of any of the Employers, the Employers shall continue to provide health, dental and life insurance to the Covered Individual, on the same terms and conditions as though the Covered Individual had remained an active employee, for twelve (12) months after the Terminating Event; and if the Covered Individual is not an employee of any of the Employers, the Employers shall reimburse the Covered Individual for the full cost of continuing the health, dental and/or life insurance coverage in effect for the Covered Individual (if any) immediately prior to the Change in Control or any similar coverage obtained by the Covered Individual (not to exceed the cost of such coverages to the Covered Individual immediately prior to the Change in Control), for up to twelve (12) months after the Terminating Event; and

              (c) if the Covered Individual is an employee of any of the Employers, the Employers shall make available COBRA coverage to the Covered Individual following the end of the period referred to in Section 4(b) above, such benefits to be determined


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       as though the Covered Individual's employment had terminated at the end of such period; and

              (d) the Employers shall pay to the Covered Individual all reasonable legal and mediation fees and expenses incurred by the Covered Individual in obtaining or enforcing any right or benefit provided by this Plan, except in cases involving frivolous or bad faith litigation initiated by the Covered Individual.


       For purposes of this Plan, the terms "base salary" and "bonus" shall include comparable amounts paid to a Contract Employee.

       Notwithstanding the foregoing, the special termination benefits required by Section 4(a) shall be offset by any amount paid or payable to the Covered Individual by the Employers under the terms of any employment agreement or other plan.

       5.     ADDITIONAL LIMITATION.

              (a) Anything in this Plan to the contrary notwithstanding, in the event that any compensation, payment or distribution by the Employers to or for the benefit of the Covered Individual, whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise, (the "Severance Payments"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), then the benefits payable under this Plan shall be reduced (but not below zero) to the extent necessary so that the maximum Severance Payments shall not exceed the Threshold Amount. To the extent that there is more than one method of reducing the payments to bring them within the Threshold Amount, the Covered Individual shall determine which method shall be followed; provided that if the Covered Individual fails to make such determination within 45 days after the Employers have sent the Covered Individual written notice of the need for such reduction, the Employers may determine the amount of such reduction in its sole discretion.

       For the purposes of this Section 5, "Threshold Amount" shall mean three times the Covered Individual's "base amount" within the meaning of
       Section 280G(b)(3) of the Code and the regulations promulgated thereunder less one dollar ($1.00); and "Excise Tax" shall mean the excise tax imposed by Section 4999 of the Code, or any interest or penalties incurred by the Covered Individual with respect to such excise tax.

              (b) The determination as to the application of Section 5(a) with respect to the Covered Individual shall be made by Deloitte & Touche LLP or any other nationally recognized accounting firm selected by the Employers (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Employers and the Covered Individual within 15 business days of the Date of Termination, if applicable, or at such earlier time as is reasonably requested by the Employers or the Covered Individual.


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       For purposes of determining the application of Section 5(a), the Covered
       Individual shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the determination is to be made, and state and local income taxes at the highest marginal rates of individual taxation in the state and locality of the Covered Individual's residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. Any determination by the Accounting Firm shall be binding upon the Employers and the Covered Individual.

       6. WITHHOLDING. All payments made by the Employers under this Plan shall be net of any tax or other amounts required to be withheld by the Employers under applicable law.

       7.     NOTICE AND DATE OF TERMINATION; DISPUTES; ETC.

              (a) NOTICE OF TERMINATION. Within twenty-four (24) months after a Change in Control, any purported termination of a Covered Individual's employment or, with respect to a Contract Employee, the termination of the contractual relationship in effect, with respect to the Contract Employee (other than by reason of death) shall be communicated by written Notice of Termination from the Employers to the Covered Individual or vice versa in accordance with this Section 7. For purposes of this Plan, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Plan relied upon and the Date of Termination. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds (2/3) of the entire membership of the Board at a meeting of the Board (after reasonable notice to the Covered Individual and an opportunity for the Covered Individual, accompanied by the Covered Individual's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the termination met the criteria for Cause set forth in Section 3(a) hereof.

              (b) DATE OF TERMINATION. "Date of Termination," with respect to any purported termination of a Covered Individual's employment or, with respect to a Contract Employee, the termination of the contractual relationship in effect with respect to the Contract Employee, within twenty-four (24) months after a Change in Control, shall mean the date specified in the Notice of Termination. In the case of a termination by the Employers other than a termination for Cause (which may be effective immediately), the Date of Termination shall not be less than 30 days after the Notice of Termination is given. In the case of a termination by a Covered Individual, the Date of Termination shall not be less than 15 days from the date such Notice of Termination is given. Notwithstanding
       Section 3(a) of this Plan, in the event that a Covered Individual gives a Notice of Termination to the Employers, the Employers may unilaterally accelerate the Date of Termination and such acceleration shall not result in a second Terminating Event for purposes of Section 3(a) of this Plan.


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              (c)    NO MITIGATION. The Covered Individual is not required to
       seek other employment or to attempt in any way to reduce any amounts payable to the Covered Individual by the Employers under this Plan. Further, the amount of any payment provided for in this Plan shall not be reduced by any compensation earned by the Covered Individual as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Covered Individual to the Employers, or otherwise.

              (d) MEDIATION OF DISPUTES. The parties shall endeavor in good faith to settle within 90 days any controversy or claim arising out of or relating to this Plan or the breach thereof through mediation with JAMS, Endispute or similar organizations. If the controversy or claim is not resolved within 90 days, the parties shall be free to pursue other legal remedies in law or equity.

       8. BENEFITS AND BURDENS. This Plan shall inure to the benefit of and be binding upon the Employers and the Covered Individuals, their respective successors, executors, administrators, heirs and permitted assigns. In the event of a Covered Individual's death after a Terminating Event but prior to the completion by the Employers of all payments due him under this Plan, the Employers shall continue such payments to the Covered Individual's beneficiary designated in writing to the Employers prior to his death (or to his estate, if the Covered Individual fails to make such designation).

       9. ENFORCEABILITY. If any portion or provision of this Plan shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Plan, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Plan shall be valid and enforceable to the fullest extent permitted by law.

       10. WAIVER. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Plan, or the waiver by any party of any breach of this Plan, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

       11. NOTICES. Any notices, requests, demands, and other communications provided for by this Plan shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to a Covered Individual at the last address the Covered Individual has filed in writing with the Employers, or to the Employers at their main office, attention of the Board of Directors.

       12. EFFECT ON OTHER PLANS. Nothing in this Plan shall be construed to limit the rights of the Covered Individuals under the Employers' benefit plans, programs or policies.


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       13.    AMENDMENT OR TERMINATION OF PLAN. The Corporation may amend or terminate this Plan at any time or from time to time; provided, however, that no such amendment shall, without the consent of the Covered Individuals, in any material adverse way affect the rights of the Covered Individuals, and no termination shall be made without the written consent of the Covered Individuals.

       14. GOVERNING LAW. This Plan shall be construed under and be governed in all respects by the laws of the State of Maryland.

       15. OBLIGATIONS OF SUCCESSORS. In addition to any obligations imposed by law upon any successor to the Employers, the Employers will use their best efforts to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Employers to expressly assume and agree to perform this Plan in the same manner and to the same extent that the Employers would be required to perform if no such succession had taken place.

Adopted:  As of June 19, 1999


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                        BURNHAM PACIFIC PROPERTIES, INC.

                            MANAGEMENT SEVERANCE PLAN

                                   SCHEDULE A

                               COVERED INDIVIDUALS



1.     John Adair
2.     Scott D. Beggs
3.     Carole R. Caffey
4.     Anthony L. Cardoza
5.     Kevin Cavanaugh
6.     Penny M. Evans
7.     Jeffrey R. Fisher
8.     Emmanuel C. Gavino
9.     Donna D. Godbout
10.    Christopher James Holden
11.    Warren B. Hughes, Jr.
12.    Robyn K. Lamb
13.    Allison M. Lynch
14.    Mark S. Mayer
15.    Thomas D. Ohlson
16.    Lisa H. Pam
17.    Thomas W. Rau
18.    Michael L. Rubin
19.    John E. Shockey
20.    Christopher Clark Sloan
21.    Kimberly D. Solomon
22.    Christopher Sullivan
23.    Margaret A. Thraikill
24.    Patrick C. Toomey
25.    Courtney R. Trujillo
26.    Jeanne S. Wilson




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